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EXHIBIT 23

P & F INDUSTRIES, INC.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P & F Industries, Inc.
Farmingdale, New York

        We hereby consent to the incorporation by reference in the Registration Statements of P & F Industries, Inc. (the "Company") on Form S-8 filed on February 18, 1997 and June 14, 2002, as filed with the Securities and Exchange Commission, of our report dated March 5, 2004 on the consolidated financial statements and schedule of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO SEIDMAN, LLP

New York, New York
March 25, 2004

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P & F INDUSTRIES, INC. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS